UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2026

Brookfield Oaktree Holdings, LLC
(Exact name of registrant as specified in its charter)

Delaware	001-35500	26-0174894
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
333 South Grand Avenue, 28th Floor
Los Angeles, CA 90071
(Address of principal executive offices, including zip code)
(213) 830-6300
(Registrant’s telephone number, including area code)
Oaktree Capital Group, LLC
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
6.625% Series A preferred units	OAK-PA	New York Stock Exchange
6.550% Series B preferred units	OAK-PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.
On April 14, 2026, Brookfield Oaktree Holdings, LLC, a Delaware limited liability company (“BOH”), entered into a Transaction Agreement (the “Transaction Agreement”), by and among (i) Acquisition Z (2026) LP, a Delaware limited partnership (“Acquiror”), (ii) Atlas Top Sub I Splitter LP, a Delaware limited partnership (“ExchangeCo Acquiror”), (iii) Oaktree Capital Holdings, LLC (f/k/a Atlas OCM Holdings, LLC), a Delaware limited liability Company (“ExchangeCo GP” or “OCH”), (iv) Exchange LP, a Delaware limited partnership (“ExchangeCo”), (v) solely for purposes of Article V and Section 10.15 of the Transaction Agreement, Brookfield Asset Management Ltd., a corporation incorporated under the laws of the Province of British Columbia (“BAM”), (vi) solely for purposes of Article V and Section 10.15 of the Transaction Agreement, Brookfield Corporation, a corporation amalgamated under the laws of the Province of Ontario (“BN”), (vii) BOH, (viii) Oaktree Capital Group Holdings, L.P., a Delaware limited partnership (“OCGH”), (ix) Oaktree Equity Plan, L.P., a Delaware limited partnership (“OEP”), (x) Oaktree Equity Plan II, L.P., a Delaware limited partnership (“OEP II”, and together with OCGH and OEP, collectively, the “Partnerships”, and each, a “Partnership”), (xi) Oaktree Capital Group Holdings GP, LLC, a Delaware limited liability company and the general partner of each Partnership (the “General Partner”, and together with the Partnerships, the “Oaktree Parties”), and (xii) the General Partner, solely in its capacity as the representative of the Limited Partners (as defined in the Transaction Agreement) (the “Partner Representative”), pursuant to which all of the outstanding limited partnership interests and equity awards of OCGH, OEP, and OEP II will be acquired or cancelled, in each case, in exchange for the applicable consideration payable therefor, which may include cash, Class A Limited Voting Shares of BAM, Class A Limited Voting Shares of BN, limited partnership interests of ExchangeCo, and/or BAM restricted stock units (RSUs) (or a combination thereof) (the “Transactions”). An affiliate of BAM and BN holds all the outstanding Class A units of BOH. In connection with the closing of the Transactions, Brookfield US Company LLC, a Delaware limited liability company (“BUSC”), shall purchase and acquire from OCH, and OCH shall sell, assign, transfer and deliver to BUSC, all the outstanding limited liability company interests in Oaktree Capital I GP, LLC, the general partner of Oaktree Capital I, L.P., in which BOH currently holds an approximately 74% economic interest prior to giving effect to the Transactions. The terms of the Transactions will not affect the terms of the outstanding 6.625% Series A preferred units and 6.550% Series B preferred units of BOH.

The consummation of the Transactions is subject to the satisfaction or waiver of customary closing conditions, including without limitation (i) the absence of any applicable law prohibiting the transactions contemplated by the Transaction Agreement, (ii) the receipt of approvals and clearances or expiration of waiting periods with respect to required filings with governmental authorities or pursuant to applicable laws, (iii) the accuracy of representations and warranties set forth in the Transaction Agreement and compliance with covenants set forth in the Transaction Agreement (in each case, subject to certain materiality or material adverse effect qualifications), (iv) the completion of certain pre-closing transactions and (v) the due execution and delivery by the Oaktree Parties and the Limited Partners (each as defined in the Transaction Agreement) of applicable Transaction Documents.

The Transaction Agreement contains certain termination rights for the parties, including, among others, if the Transactions do not close before January 14, 2027 (the “Termination Date”) or issuance by any governmental authority of an order permanently restraining, enjoining or otherwise prohibiting the consummation of the Transactions.

The parties have made customary representations, warranties and covenants in the Transaction Agreement, including covenants relating to (i) the conduct of each party’s respective businesses in the ordinary course between the date of the signing of the Transaction Agreement and the consummation of the proposed transaction and (ii) the parties using their respective reasonable best efforts to obtain any necessary approvals from governmental authorities, on the terms and subject to the conditions set forth in the Transaction Agreement.

The foregoing summary of the Transaction Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transaction Agreement which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Transaction Agreement is being filed to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or any other parties to the Transaction Agreement. The representations, warranties and covenants of each party set forth in the Transaction Agreement were made only for purposes of the Transaction Agreement as of the specific dates set forth therein, were solely for the benefit of the parties to the Transaction Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Transaction Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The Company’s investors and security holders are not third-party beneficiaries under the Transaction Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the parties to the Transaction Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Transaction Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Transaction Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company files with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Transaction Agreement, dated as of April 14, 2026, by and among the Company and the other parties named therein.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*The schedules and exhibits to the Transaction Agreement have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish copies of any such schedules and exhibits to the Securities and Exchange Commission upon request.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

BROOKFIELD OAKTREE HOLDINGS, LLC

By:	/s/ Daniel D. Levin
Name:	Daniel D. Levin
Title:	Chief Financial Officer

Date: April 20, 2026